Exhibit 31.1

CERTIFICATIONS

I, Tyler Hassen, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Zone Frontier Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2026

/s/ Tyler Hassen
Tyler Hassen
Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)